EXHIBIT 5


                                        November 30,1998


R&B Falcon Corporation
901 Threadneedle
Houston, Texas  77079

Gentlemen:

As Senior Vice President and Co-Counsel of R&B Falcon Corporation, a Delaware corporation (the "Company"), I have participated in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering of 1,052,300 shares of its common stock, par value $.01 per share (the "Common Stock"), to be sold pursuant to the Cliffs Drilling Company 1988 Incentive Equity Plan and the Cliffs Drilling Company 1998 Incentive Equity Plan (the "Plans"), which Plans will be assumed by the Company.

In my capacity as Co-Counsel of the Company, I have examined the current Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and the originals, or copies certified or otherwise identified, of such corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as I have deemed relevant and necessary as the basis for the opinions hereinafter expressed.

Based upon my examination as aforesaid, it is my opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

     2. 1,052,300 shares of Common Stock reserved for issuance pursuant to the Plans have been duly authorized and, when sold in connection with awards granted pursuant to the provisions of the Plans, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to being named in the Registration Statement, and the prospectus or prospectuses prepared and delivered in connection therewith.

                                        Very truly yours,


                                        /s/Leighton E. Moss
                                        ---------------------
                                        Leighton E. Moss
                                        Senior Vice President
                                        and Co-Counsel